UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

9640 Towne Centre Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2006, the Compensation Committee of the Board of Directors of Discovery Partners International, Inc. (the “Company” or “DPI”) approved a severance and retention bonus package for our Acting Chief Executive Officer, Michael C. Venuti, Ph.D. The purpose of the package is to align Dr. Venuti’s severance and retention benefits with those of certain of our other key executive officers and to provide an incentive for Dr. Venuti to remain with us throughout the process of considering and implementing various strategic initiatives. The Company recently announced that it has entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Infinity Pharmaceuticals, Inc. (“Infinity”) and Darwin Corp., a wholly-owned subsidiary of DPI, pursuant to which Infinity will become a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, the Company will issue, and Infinity stockholders will receive, in a tax-free exchange, shares of the Company’s common stock such that Infinity stockholders will own approximately 69% of the combined company on a pro forma basis and the Company’s stockholders will own approximately 31%, assuming DPI’s net cash at closing is between $70 to $75 million. The Merger Agreement was attached as Exhibit 1.1 to a Form 8-K filed by DPI with the SEC on April 12, 2006. Certain provisions of Dr. Venuti’s retention package could be triggered by the consummation of the transactions described in the Merger Agreement as set forth below.

Under the retention package, Dr. Venuti will be entitled to receive severance benefits consisting of a lump sum cash payment equal to 6 months in the event of a liquidation of the Company, together with 6 months COBRA coverage and 3 months of outplacement services, if Dr. Venuti is terminated by us without cause. The terms of  Dr. Venuti’s change in control agreement will apply to a termination in connection with a change of control.

In addition, Dr. Venuti will be entitled to receive a retention bonus consisting of a cash amount of up to $25,000 with specific incremental percentages of the aggregate amount earned upon achievement of applicable milestones so long as Dr. Venuti remains employed with the Company (or its successor in a change in control). If Dr. Venuti remains employed with the Company (or its successor in a change in control) through December 31, 2006, we will pay to Dr. Venuti the total cash amount of the retention bonus upon December 31, 2006. If Dr. Venuti’s employment with the Company is terminated without cause by the Company (or its successor in a change in control) on or prior to December 31, 2006, we will pay to Dr. Venuti the total cash amount of the retention bonus upon the date of such termination. If Dr. Venuti’s employment with the Company is terminated for cause by the Company (or its successor in interest in a change in control) on or prior to December 31, 2006, Dr. Venuti will not be entitled to any of the retention bonus. If Dr. Venuti’s employment with the Company ends on or before December 31, 2006 for any reason other than termination without cause or termination for cause by the Company (or its successor in a change in control), upon the date of such termination, we will pay to Dr. Venuti only that portion of the total cash amount that has been earned for milestones achieved prior to the date of such termination.

Dr. Venuti shall have the vesting of any existing restricted stock grants held by him accelerated so that such grants shall be fully vested upon a change in control of the Company. In the event of a liquidation of the Company, the vesting of half of any existing restricted stock grants held by Dr. Venuti will be accelerated so that such grants shall be fully vested, resulting in fifty percent (50%) of Dr. Venuti’s restricted stock grants being fully vested at such time.

“Forward-looking” Statements

Statements in this filing that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Such forward-looking statements include statements regarding the proposed transaction described in the Merger Agreement and DPI’s deployment of its resources and ability to engage in strategic transactions or divest its various business units. Factors that may cause actual results to differ materially include the risk that DPI and Infinity may not be able to complete the proposed transaction described in the Merger Agreement, the risk that DPI may be unable to divest itself of or otherwise transfer ownership of some or all of its business units on satisfactory terms or at all and the risks and uncertainties that are more fully described in DPI’s annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. DPI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction described herein and in the Merger Agreement, DPI will file a registration statement on Form S-4 that contains a proxy statement/prospectus with the SEC. Investors and security holders of DPI and Infinity are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed transaction when it becomes available because it will contain important information about DPI, Infinity and the proposed transaction. Security holders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about DPI and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, if any, can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the Solicitation

DPI and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DPI in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of DPI is also included in DPI’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at DPI at the address described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: April 25, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary